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[UGLY DUCKLING CORPORATION LOGO]
                                                                    EXHIBIT 99.1








CONTACTS:         Steven T. Darak
                  Senior Vice President & Chief Financial Officer
                  (602) 852-6600

                  Lori Parks/Eugene Heller
                  Silverman Heller Associates
                  (310) 208-2550


FOR IMMEDIATE RELEASE

       UGLY DUCKLING CORPORATION TO DISCONTINUE GAIN-ON-SALE ACCOUNTING

      PHOENIX, Arizona (November 18, 1998) - Ugly Duckling Corporation (Nasdaq
NM: UGLY) today announced that it is changing the way it structures transactions under its securitization program. Until now, the Company has structured these transactions as sales for accounting purposes. Beginning in the fourth quarter of 1998, however, the Company will structure securitizations for accounting purposes to recognize the income over the life of the contracts. This change will not affect the Company's prior securitizations.

      Commenting on the announcement, Chairman and CEO Ernest C. Garcia II stated: "The decision to structure the securitizations to eliminate sale accounting treatment reflects the growing skepticism among securities analysts and a lack of investor confidence in this treatment. While we believe our sale accounting has been appropriate, it appears that the investment community is not fully distinguishing between those companies doing it correctly and those being overly aggressive."

      Mr. Garcia continued: "The fundamentals of our business, particularly our revenues, should be unaffected by this change. We also expect to continue to finance our receivables through securitization.


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Ugly Duckling to Discontinue Gain On Sale Accounting
November 18, 1998
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However, there will initially be a significant adverse impact on earnings per share for the next few periods as we build our on-balance-sheet portfolio. We expect to incur a significant loss in the fourth quarter of 1998, and this change should continue to have a material adverse effect on reported earnings until the Company's net earnings from the additional contracts added to the Company's balance sheet approximates the revenues the Company has historically recognized on its securitization transactions. Nonetheless, we believe this approach will enhance the long-term value of the Company through greater earnings stability and predictability, as well as instill higher confidence in those earnings from the investment community."

      Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is a used-car sales and finance company that operates the nation's largest chain of used-car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 50-plus Ugly Duckling Car Sales dealerships. Cygnet Financial Corporation, a wholly owned subsidiary of Ugly Duckling Corporation, provides various financial services primarily to the sub-prime segment of the automobile financing industry.


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      This press release may include statements that constitute forward-looking statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Specifically, the statements in this press release relating to the Company's expectations and beliefs in connection with the elimination of gain-on-sale accounting treatment and the elimination's impact on the Company over the near and long term, including without limitation the enhanced stability and predictability of earnings it should provide, are forward looking in nature and involve risks and uncertainties. Factors that could cause or contribute to differences from these forward-looking statements include, but are not limited to: the Company's ability to maintain or increase its finance receivables; the credit quality of the Company's finance receivables; changes in estimates and assumptions in the Company's reserve for credit losses; profitability of the Company's retail operations, in general; new or revised accounting, tax and legal guidance, pronouncements, laws, rules and regulations associated with finance receivables and securitizations; the deterioration in the used car finance industry; the further tightening of credit to the sub-prime


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Ugly Duckling to Discontinue Gain On Sale Accounting
November 18, 1998
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industry; and the competitive nature of the Company's industries. Other factors that could cause or contribute to such differences include factors detailed in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Risks Factors," "Factors That May Affect Future Results and Financial Condition" and "Factors That May Affect Future Stock Performance" in Ugly Duckling Corporation's most recent reports on Form 10-K and Form 10-Q (including Exhibit 99 to any such Form 10-Q) and elsewhere in Ugly Duckling Corporation's Securities and Exchange Commission filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this press release.
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